Exhibit 4.3

MATADOR RESOURCES COMPANY

FIRST SUPPLEMENTAL INDENTURE

(6.875% Senior Notes due 2028)
FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 25, 2023, among MRC Hat Mesa, LLC, a Delaware limited liability company (the “New Guarantor”), a subsidiary of Matador Resources Company, a Texas corporation (the “Company”), the existing Guarantors (as defined in the Indenture referred to herein), the Company and Computershare Trust Company, N.A., as trustee under the Indenture referred to herein (the “Trustee”). The New Guarantor and the existing Guarantors are sometimes referred to collectively herein as the “Guarantors,” or individually as a “Guarantor.”
W I T N E S S E T H
WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 11, 2023, relating to the 6.875% Senior Notes due 2028 (the “Securities”) of the Company;
WHEREAS, Section 4.9 of the Indenture in certain circumstances requires the Company to cause a newly acquired or created Restricted Subsidiary (i) to become a Guarantor by executing a supplemental indenture and (ii) to deliver an Opinion of Counsel to the Trustee as provided in such Section; and
WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder;
NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the other Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
    1.     CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
    2.     AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally, with all other Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees.
    3.     EXECUTION AND DELIVERY. The New Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.
    4.     NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

    5.     COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. This Supplemental Indenture (or any documents executed in connection with this Supplemental Indenture) shall be valid, binding and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of Uniform Electronic Transactions Act, and/or any relevant electronic signature law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for the execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

    6.     EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
    7.     THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

MATADOR RESOURCES COMPANY

By:	/s/ Craig N. Adams
Name:	Craig N. Adams
Title:	Executive Vice President, Co-Chief Operating Officer, Chief of Staff and Corporate Secretary

MRC HAT MESA, LLC

By:	/s/ Craig N. Adams
Name:	Craig N. Adams
Title:	Executive Vice President

LONGWOOD GATHERING AND DISPOSAL SYSTEMS, LP

By:	Longwood Gathering and Disposal Systems GP, Inc., its general partner

By:	/s/ Craig N. Adams
Name:	Craig N. Adams
Title:	Executive Vice President

DELAWARE WATER MANAGEMENT COMPANY, LLC
LONGWOOD GATHERING AND DISPOSAL SYSTEMS GP, INC.
LONGWOOD MIDSTREAM HOLDINGS, LLC
LONGWOOD MIDSTREAM SOUTH TEXAS, LLC
LONGWOOD MIDSTREAM SOUTHEAST, LLC
LONGWOOD MIDSTREAM DELAWARE, LLC
MATADOR PRODUCTION COMPANY
MRC ENERGY COMPANY
MRC DELAWARE RESOURCES, LLC
MRC ENERGY SOUTHEAST COMPANY, LLC
MRC ENERGY SOUTH TEXAS COMPANY, LLC
MRC PERMIAN COMPANY
MRC PERMIAN LKE COMPANY, LLC
MRC ROCKIES COMPANY
SOUTHEAST WATER MANAGEMENT COMPANY, LLC
WR PERMIAN, LLC

By:	/s/ Craig N. Adams
Name:	Craig N. Adams
Title:	Executive Vice President

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Authorized Signatory
Authorized Signatory

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